UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 25, 2006

Date of Report (Date of earliest event reported)
WEBMD HEALTH CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-51547	20-2783228

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
111 Eighth Avenue
New York, New York 10011

(Address of principal executive offices, including zip code)
(212) 624-3700

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

          All statements contained in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements, including those regarding: the amount and timing of the benefits expected from the agreements and transactions described in this Current Report, from new products or services, from future deployment of applications and from other potential sources of additional revenue. These statements are based on our current plans and expectations and involve risks and uncertainties that could cause actual future events or results to be different from those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of our products and services; relationships with customers or strategic partners; conflicts or potential conflicts between our interests and those of other businesses of Emdeon, our parent company; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet, and information technology industries. Further information about these matters can be found in our other Securities and Exchange Commission filings. We expressly disclaim any intent or obligation to update these forward-looking statements.

Item 1.01. Entry into a Material Definitive Agreement
     As previously disclosed, WebMD Health Corp. (“WebMD”) entered into agreements with Emdeon Corporation (“Emdeon”) and certain of Emdeon’s subsidiaries on January 31, 2006 (the “January Agreements”) in which the parties agreed to support each other’s product development and marketing of certain product lines. Emdeon owns 85.6% of the outstanding common stock of WebMD. Also as previously disclosed, on August 7, 2006, WebMD and Emdeon Practice Services, Inc. (“EPS”) entered into amendments to two of the agreements entered into on January 31, 2006 in contemplation of Emdeon’s sale of EPS to Sage Software, Inc. in order to separate the provisions applicable to the relationship between EPS and WebMD from the provisions applicable to the other parties thereto.
     On September 26, 2006, Emdeon and its wholly owned subsidiaries EBS Holdco, Inc., EBS Master LLC (“Master LLC”) and Medifax-EDI Holding Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 26, 2006, with EBS Acquisition LLC (the “Purchaser”) and its wholly owned subsidiaries GA EBS Merger LLC (“Merger LLC”) and EBS Merger Co., pursuant to which the Purchaser has agreed to buy a 52% interest in the businesses comprising the Emdeon Business Service segment of Emdeon, excluding the ViPS business unit (“EBS”). We refer to the entities within EBS as the “Contributed Entities.” The Purchaser is an investment vehicle formed for purposes of the acquisition by General Atlantic LLC, a leading global private equity firm. On or prior to the closing date, Emdeon will cause one of the Contributed Entities, ENVOY/ExpressBill, Inc., to contribute its assets and liabilities to Master LLC and will cause the equity interests in the remainder of the Contributed Entities to be contributed to Master LLC. Upon the closing, Emdeon and the Purchaser will cause Merger LLC to be merged with and into Master LLC, whereby Purchaser will receive a 52% interest in Master LLC, which will own EBS.
     On September 25, 2006, in contemplation of Emdeon entering into the Merger Agreement and the transactions contemplated thereby, WebMD entered into the agreements described below with certain of Emdeon’s subsidiaries, which provide for further changes to the relationships contemplated by the January Agreements, as more fully described below.

•	Amended BSA. On September 25, 2006, WebMD, EBS Master LLC and Envoy Corporation (“Envoy”) entered into an Amended and Restated Business Services Agreement (the “Amended EBS BSA”). The Amended EBS BSA contains the provisions applicable to the relationship between EBS and WebMD that were in the Business Services Agreement entered into on January 31, 2006 among WebMD, Emdeon, Envoy and EPS (the “January BSA”). In addition to these structural changes, the provisions of the Amended EBS BSA are, in general, similar to those in the January BSA, except that the Amended EBS BSA reflects and memorializes developments in the relationship between EBS and WebMD since January 31, 2006 and provides additional clarification regarding the rights and obligations of the parties with respect to various matters. The Amended EBS BSA will remain in effect until the fifth anniversary of the closing of the merger transactions under the Merger Agreement, unless terminated earlier in accordance with its terms.

•	CDHP Marketing Plan Agreement. On September 25, 2006, WebMD, EBS Master LLC and Envoy and Advance Business Fulfillment LLC (“ABF”) entered into the CDHP Marketing Agreement (which we refer to as the “New Marketing Agreement”), which supersedes the Marketing Agreement, dated as of January 31, 2006, among Emdeon Corporation, Envoy and WebMD. The terms of the New Marketing Agreement, which will remain in effect for 5 years unless terminated earlier in accordance with its terms, include the following:
—	ABF will market WebMD’s private portal services, integrated into ABF’s electronic EOB (explanation of benefit) services, to its healthcare payer customers with less than 250,000 plan members, which will include an online personal financial record application that WebMD has agreed to use good faith efforts to develop, at its expense. The personal financial record application may also be offered by ABF to its healthcare payer customers with more than 250,000 plan members. ABF will pay WebMD fees based on (i) the number of participating plan members to whom ABF is providing integrated services that include WebMD services for payer customers of less than 250,000 lives and (ii) based on the number of eligible plan members to whom ABF is providing the personal financial record for payer customers with more than 250,000 lives.

—	During the term of the agreement, ABF has agreed that WebMD will be its exclusive provider of online health tools of the types to be provided by WebMD and ABF has agreed not to market other services that are similar to those online health tools.
     The above summary is qualified in its entirety by reference to the Amended EBS BSA itself and the New Marketing Agreement itself, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and which are incorporated by reference in this Item 1.01 in their entirety. In addition, the following are incorporated by reference into this Item 1.01 pursuant to General Instruction B.3 of Form 8-K:
•	the descriptions of the January Agreements, as previously amended, in WebMD’s Proxy Statement, dated August 14, 2006, for its 2006 Annual Meeting under the heading “Certain Relationships and Related Transactions – Transactions with Emdeon – Product Development, Marketing and Related Agreements”; and

•	the January BSA, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by WebMD on February 1, 2006.

Item 1.02. Termination of a Material Definitive Agreement
     To the extent required by Item 1.02 of Form 8-K, the information contained or incorporated by reference in Item 1.01 of this Current Report is incorporated by reference in this Item 1.02.
Item 8.01. Other Events
     As described in Item 1.01 of this Current Report, Emdeon has agreed to sell to General Atlantic LLC a 52% interest in a limited liability company that will own EBS. At the closing of the transaction, Emdeon expects to receive approximately $1.2 billion in cash and to retain a 48% interest in Master LLC, valued at approximately $300 million. The acquisition will be financed with approximately $925 million in bank debt and an investment of approximately $320 million by General Atlantic LLC. The bank debt will be an obligation of Master LLC and its subsidiaries and not of Emdeon. The closing of the transaction is expected to occur during the fourth quarter and is subject to customary closing conditions, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Act.
     Emdeon expects to recognize a taxable gain on the transaction and expects to utilize approximately $400 million to $450 million of its federal net operating loss (“NOL”) carryforward to eliminate a significant portion of the tax liability that would otherwise result from this transaction. Approximately $130 million to $150 million of the NOL carryforward utilized will be from the NOL carryforward attributable to WebMD. Under the tax sharing agreement between Emdeon and WebMD, WebMD will be reimbursed for its NOL carryforward utilized by Emdeon in this transaction at the current federal statutory tax rate of 35%. Emdeon currently estimates that the amount of the resulting cash reimbursement to WebMD will be approximately $45 to $52 million. The amounts of the utilization of the WebMD NOL carryforward and of the related reimbursement are based on various assumptions and will not be determined until the filing of Emdeon’s consolidated 2006 tax return.
Item 9.01. Financial Statements and Exhibits
             (d) Exhibits
                   The following exhibits are filed herewith:
10.1	Amended and Restated Business Services Agreement, dated as of September 25, 2006, among EBS Master LLC, Envoy Corporation and the Registrant

10.2	CDHP Marketing Plan Agreement, dated as of September 25, 2006, among EBS Master LLC, Envoy Corporation, Advanced Business Fulfillment LLC and the Registrant

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD HEALTH CORP.
Dated: September 29, 2006	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Amended and Restated Business Services Agreement, dated as of September 25, 2006, among EBS Master LLC, Envoy Corporation and the Registrant

10.2	CDHP Marketing Plan Agreement, dated as of September 25, 2006, among EBS Master LLC, Envoy Corporation, Advanced Business Fulfillment LLC and the Registrant